December 26, 2024

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Discount Print USA, Inc

(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

5125 West Oquendo Rd.

Suite 9

Las Vegas, Nevada 89118

702-527-3536

(Address, including zip code, and telephone number,

including area code of issuer's principal executive office)

JDT Legal

7533 S. Center View Ct, #4291

West Jordan, UT 84084

801-810-4465

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

2759	84-2125667
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A : TIER 1

Dated: December 26, 2024

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

DISCOUNT PRINT USA, INC

5125 West Oquendo.

Suite 9

Las Vegas, Nevada 89118

702-527-3536

1,000,000,000 Shares of Common Stock at a range of $0.0001-$0.001per Share

699,714,520 Shares of Common Stock by the Selling Shareholders

Minimum Investment: $250.00

Maximum Offering: $1,699,714.52

See The Offering - Page 7 and Securities Being Offered - Page 27 For Further Details
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 8 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$$0.0001-$0.001	$0	$$0.0001-$0.001	None
Minimum Investment	$250.00	$0	$250.00	None
Maximum Offering	$1,699,714.52(4)	$0	$1,000,000	$699,714.52

(1)The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2)Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3)There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

(4)$699,714.52 is being offered by the Selling Shareholders

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLETHRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Discount Print USA, Inc, a Wyoming Corporation (the "Company"). There are 1,000,000,000 Shares being offered on behalf of the Company at a price to be determined after qualification within the range of $0.0001-$0.001per Share with a minimum purchase of $250 per investor. We are also registering 699,714,520 shares of Common Stock for certain selling shareholders (collectively the "Selling Shareholders"). The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is 1,699,714,520 shares of Common Stock ($1,699,714.52). There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to close. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company will not receive any proceeds from sales by the Selling Shareholders.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS). INITIALLY, THE COMPANY IS INITIALLY SEEKING QUALIFICATION IN THE STATE OF WYOMING.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this

Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating, and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.0001-$0.001

Minimum Investment:	$250.00 per investor

Maximum Offering:	$1,699,714.52. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	1,699,714,520 Shares of Common Stock

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 18 herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

THE OFFERING

Common Stock Outstanding as of December 26, 2024(1)	793,962,505 Shares
Common Stock in this Offering (2)	1,699,714,520 Shares
Stock to be outstanding after the offering (3)	2,493,677,025 Shares

(1)The Company has also authorized 5,000,000 shares of Series A Preferred Stock, of which 5,000 shares are issued and outstanding, and 10,000 shares of Series B Preferred Stock, of which -0- shares are issued and outstanding. No Preferred Stock is being sold in this Offering.

(2)Includes 699,714,520 shares being sold by the Selling Shareholders. For further information, see the section on page 28 entitled "Selling Securityholders."

(3)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. We are listed on the Pink Tier of the OTC Markets under the symbol "DPUI." Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

INVESTMENT ANALYSIS

There is no assurance Discount Print USA, Inc will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occur, our business, financial condition, or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

The risks listed do not necessarily comprise all those associated with an investment in our Company and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment. You are advised to consult an independent professional advisor or attorney who specializes in investments of this kind before making any decision to invest.

Risks Related to the Company and Its Business

We have a history of significant recurring losses that may continue in the future.

For the six-month period ended December 31, 2023, our business had net losses $59,096 and expect to continue to incur significant expenses. As a result, we will need to generate significant revenue to achieve profitability, and we may never achieve profitability. Our Independent Registered Public Accounting Firm Report expresses that these factors raise substantial doubt about the Company's ability to continue as a going concern

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current executive officer. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the printing industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this prospectus entitled “Interest of Management and Others in Certain Transactions.”

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of raw materials could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, ink, and paper. The Company may also be adversely affected by shortages of raw materials, ink, and paper. In addition, energy cost increases could result in higher transportation, freight, and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company's products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding shares.

Our employees, executive officers, directors, and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by Ronald Miller. Accordingly, executive officer may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholder may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company's growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company's products and services

•the timing and costs of new and existing marketing and promotional efforts competition

•the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

We do not expect to be profitable for the foreseeable future and cannot accurately predict when we might become profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

Computer system capacity constraints and system failures could significantly degrade the quality of our services, such as access to our websites or mobile applications, and in-turn cause customer loss, damage to our reputation and negatively affect our net revenues.

Our business requires that we have adequate capacity in our computer systems to cope with the periodic high volume of visits to our websites and mobile applications. As our operations grow in size and scope, we continually need to improve and upgrade our computer systems, data storage, and network infrastructure to ensure reliable access to our websites and mobile applications, in order to offer customers enhanced and new products, services, capacity, features and functionality. The expansion of our systems and infrastructure may require us to commit substantial financial, operational and technical resources before the volume of our business increases, with no assurance that our net revenues will increase to offset these additional expenses.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop alternatives that are superior. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If the third-party vendors who we depend upon to produce and deliver our products experience delays or interruptions in service, our customer experience will suffer which could substantially harm our business.

Because we outsource our printing services to third-party vendors, our ability to provide a high-quality customer experience is dependent on those vendors. This customer experience could be detrimentally impacted by a variety of external factors over which we have little or no control, including the reliability and performance of suppliers, third-party printing providers, and shipping partners. If any of these third-party providers experiences a delay or interruption in service it could substantially harm our ability to provide a high-quality customer experience and our business and results of operations would suffer as a result.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Prospectus or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Prospectus may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. Shares are being offered and sold pursuant to an exemption from registration under Regulation A. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger, or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Wyoming for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Wyoming. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Cheyenne, Wyoming as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 79.2% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, another stock or securities or debt convertible into stock. Such future fundraising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book as of September 30, 2024, was $(483,261). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming (i) the sale of 100%, 75%, 50%, or 25%, respectively, of the shares offered by the Company for sale in this Offering (before deducting estimated offering expenses of $25,000), and (ii) an offering price of $0.0005 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$849,857	$637,393	$424,929	$212,464
Offering Price	$0.0005	$0.0005	$0.0005	$0.0005
Net Tangible Book Value per Share of Common Stock before this Offering	$(0.000609)	$(0.000609)	$(0.000609)	$(0.000609)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.000756	$0.000683	$0.000573	$0.000387
Net Tangible Book Value per Share of Common Stock after this Offering	$0.000147	$0.000075	$(0.000035)	$(0.000222)
Dilution per share to Investors in the Offering	$(0.000353)	$(0.000425)	$(0.000535)	$(0.000722)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 1,699,714,520 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

699,714,520 Shares being sold in this offering are being sold by existing securities holders. For more information, see the section "Selling Securityholders" on page 28.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Shares under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. We will receive no cash proceeds from shares issued for services or in fulfillment of any other agreements.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $250.00. All subscription checks should be sent to the following address:

Discount Print USA, Inc

5125 West Oquendo., Suite 9

Las Vegas, Nevada 89118

In such case, subscription checks should be made payable to Discount Print USA, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds to the Company from the sale of the Shares in this Offering are $1,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $975,000.00 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.001	10%	25%	50%	75%	100%
Working Capital	$100,000	$250,000	$400,000	$500,000	$750,000
Acquisition Capital		$-	$100,000	$250,000	$250,000
Total	$100,000	$250,000	$500,000	$750,000	$1,000,000

Offering Price: $0.0005	10%	25%	50%	75%	100%
Working Capital	$50,000	$25,000	$250,000	$375,000	$400,000
Acquisition Capital		$-	$-	$-	$100,000
Total	$50,000	$25,000	$250,000	$375,000	$500,000

Offering Price: $0.0001	10%	25%	50%	75%	100%
Working Capital	$10,000	$25,000	$50,000	$75,000	$100,000
Acquisition Capital		$-	$-	$-	$-
Total	$10,000	$25,000	$50,000	$75,000	$100,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the two categories or for other uses if management deems such a reallocation to be appropriate.

Acquisition Capital means funds allocated for the possibility of purchasing other printing businesses which will complement the operations of the Company. Although the Company has identified possible acquisition targets in the printing industry, it has not formalized any negotiations. If and when the Company enters into definitive acquisition agreements with any printing businesses, we will disclose the terms of such agreements and attach them to the Offering as exhibits. Notwithstanding anything to the contrary in this Use of Proceeds section, the Company’s primary objective in raising capital under this Regulation A offering is to fund the Company’s need for working capital, as previously stated.

DESCRIPTION OF BUSINESS

Organization and History

Discount Print USA, Inc is a Wyoming Corporation (The “Company”). The Company was initially formed on June 17, 2019. The Company is a commercial printing firm that offers low-priced high-quality printing services to a wide variety of businesses as well as companies attending trade shows in major cities throughout the entire United States. We offer digital and offset printing services through a website geared towards major cities throughout America. We plan to eventually have virtual offices in every major city so we can capture business from conventions and businesses throughout the United States. These virtual offices are low-cost suites in various metropolitan areas and cities that serve primarily as a physical local pick-up location for nationwide clients. Customer traffic is driven through an extensive on-line presence through major internet search engines (i.e. Google, etc.) with locally addressed listings throughout the country. This effectively streamlines the Company’s overhead costs and increases margins and profit revenue without compromising customer service and product delivery.

Recent Events

We provide printing services and then outsource the print jobs to various printing wholesalers who complete the job and then ship directly to our customers. Additionally, being based in Las Vegas, Nevada, we have developed a division which specializes in convention printing services throughout the United States. We market tradeshow booth displays, large format printing, and a large variety of printing products such as brochures/flyers, business cards, calendars, door hangers, envelopes, foam board printing, gator board printing, sintra (PVC) board signs, presentation folders, tradeshow booth displays, large format printing, modular displays, outdoor displays and much more.

On October 25th, 2023, we entered into a lease agreement (the “Lease”) for 1305 square feet of office space located at 5125 W Oquendo Rd. #9, Las Vegas. NV 89118. The Lease has a 12-month term with an option to renew for an additional 12 months. We pay $1,550 per month pursuant to the terms of the Lease.

Employees

As of the date of this Offering Circular, the Company has two employees, including its officers, of which two are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry.

Property

Our Corporate offices are located at 5125 West Oquendo, Suite 9, Las Vegas, Nevada 89118.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Discount Print USA, Inc is a Wyoming Corporation (The “Company”). The Company was initially formed on June 17, 2019. The Company currently operates the following business operations:

Discount Print USA, Inc is a commercial printing management company that offers low priced printing services to a wide variety of businesses as well as individuals. We offer online, demand, digital, and offset printing services through a website geared towards major cities through a series of virtual offices. We are a marketing company that provides printing services then outsources order completion and delivery direct to the customer. Additionally, being headquartered in Las Vegas, Nevada, we have developed a division which specializes in assisting convention participants with printing services.

We market Tradeshow Booth Displays, Large Format Printing, and a large variety of printing products such as the list below:

•Brochures/Flyers

•Business Cards

•Calendars

•Door Hangers

•Envelopes

•Foam Board Printing

•Gator Board Printing

•Sintra (PVC) Board Signs

•Presentation Folders

•Tradeshow Booth Displays

•Large Format Printing

•Modular Displays

•Outdoor Displays & much more

Business Development Plan

We plan to eventually have virtual offices in every major city so we can capture business from conventions and businesses throughout America. These virtual offices are low-cost effective suites in various metropolitan areas and cities throughout the country that serve primarily as a physical local pick-up location for nationwide clients. Customer traffic is driven through an extensive on-line presence through major internet search engines (i.e., Google, etc.) with locally addressed listings throughout the country. This effectively streamlines the Company’s overhead costs and increases margins and profit revenue, without compromising customer service and product delivery. To date, the Company has opened 100 virtual offices nationwide.

12-Month Plan & Working Capital Priorities

Over the next 12 months, we will continue expanding our current operations by opening additional virtual offices in various major cities throughout the U.S. While the Company is largely an internet-based service provider, virtual offices allow us to establish a physical presence in the city where a virtual office is located and to more effectively market and advertise the Company’s services to local businesses and communities. Based on startup costs associated with the Company’s operating Las Vegas, Nevada location (office lease, local advertising and marketing expenses, website design, Search Engine Optimization services (SEO), etc.), we conservatively estimate we will be able to open a minimum of 100 virtual offices for every $100,000 in capital raised. Contingent on the amount of capital raised in this offering, we intend to open a minimum of 300 virtual offices over the next 12 months. The Company’s planned use of proceeds with respect to working capital are listed below in order of priority:

-Open new virtual office locations

-Increase marketing and advertising efforts for existing virtual offices

-Ensure satisfaction of any Company financial obligations

-Establish a financial reserve

Results of Operations

Year Ended June 30, 2024, compared to Year Ended June 30, 2023.

Net Revenues – For the years ended June 30, 2024, and June 30, 2023, our business had net revenues of $359,192, and $360,536, respectively, as a result of business expansion into new cities in the United States.

Cost of Goods Sold – For the years ended June 30, 2024, and June 30, 2023, our business had costs of goods sold of $143,137 and $154,875, respectively, as a result of business expansion into new cities in the United States.

Gross Profits – For the years ended June 30, 2024, and June 30, 2023, our business had gross profits of $216,054 and $205,661, respectively.

Professional Expenses – For the years ended June 30, 2024, and June 30, 2023, our business incurred professional fees in the amount of $179,344 and $262,037, respectively.

General and Administrative Expenses – For the years ended June 30, 2024, and June 30, 2023, our business incurred general and administrative expenses in the amount of $135,667 and $223,969, respectively.

Other Income (Expense) – For the years ended June 30, 2024, and June 30, 2023, other income (expense) totaled $(42,132) and $(195,933), respectively.

Net Losses – For the years ended June 30, 2024, and June 30, 2023, our business had net losses of $141,088 and $476,278, respectively.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended June 30, 2024, and 2023 was $(78,635) and $(177,549), respectively. Net cash used in operating activities primarily includes net losses for the years ended June 30, 2024 and 2023 respectively, of $(141,088) and $(476,278). During the year ended June 30, 2024 operating activities included $0 in common stock issued for commitment fees, $4,540 in amortization and depreciation, $0 in amortization of debt discount, $0 change in derivative liability and a change of $0 in operating assets and liabilities.

Net cash used in investing activities for the years ended June 30, 2024, and 2023 was $(1,950) and $0, respectively.

Net cash provided by financing activities for the years ended June 30, 2024, and 2023 was $(17,031) and $195,459, respectively.

As of June 30, 2024, we had $12,196 of long-term liabilities.

As of June 30, 2024, and June 30, 2023 the Company had current liabilities in the amount of $492,279 and $444,812, respectively, consisting of a combination of accounts payable, convertible notes, derivative liabilities and short-term notes payable, including a balance of $120,333 and $71,566 owed to related parties at June 30, 2024, and June 30, 2023, respectively.

As of June 30, 2024, the Company had $(78,635) in cash to fund its operations. The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offerings and may seek additional capital through arrangements with strategic partners from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing, and we may not be able to obtain financing when required, in the amounts necessary to execute our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of June 30, 2024, there were no off-balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $(141,088) as of June 30, 2024. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

Critical Accounting Policies

We have identified the policies outlined in Note 3 in the attached audited financial statements as of and for the years ended June 30, 2024, and 2023, as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection, nor has it ever been involved in receivership or similar proceedings.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

As of the date of this Offering, Discount Print USA, Inc had 2 full-time employees, and no part-time employees.

The officer(s) and director(s) of the Company as of the date of this Offering, are as follows:

Name	Position	Age	Date of Appointment	Hours per month
Ronald Miller	President, Secretary, Treasurer, and Director	71	June 17, 2019	240
Robert N. Jones	CFO	45	June 17, 2019	20

Ronald Miller, President, Secretary, Treasurer, and Director

Mr. Miller has over forty years of experience in the printing and publishing industry. He has printed and published both educational books and educational programs starting in 1976. His first book publication was called “The American Dream: Shadow and Substance,” a collector’s pictorial of America’s first 200 years. In 1977, he went on to publish another book; “The Gambia.” During the research process for “The Gambia,” Mr. Miller hired his college political science instructor, Dr. Andrea Fletcher of La Verne College, to chronicle her observations from an academic perspective. Along with a professional photographer, Dr. Fletcher traveled directly to Gambia, a nation in West Africa. While there, Dr. Fletcher was able to have a first-hand look at the country, its people, customs, culture, and history primarily for use in the US school and public library markets. Both of these were purchased by teachers and librarians throughout the United States.

In 1991, Mr. Miller became the executive producer of his first educational film, “The Rise and Fall of the Soviet Union.” This fascinating 2-hour documentary is an overview of the last 700 years of Russian history, from the military exploits of one of its founders, Alexander Nevski, in 1240 AD and ending with the dissolution of the Soviet Empire and the fall of the Iron Curtain in 1991. After launching that educational documentary, Mr. Miller went on to produce over 50 more educational programs dealing with a wide variety of subjects and historical periods including:

•The Rise and Fall of the Soviet Union

•The History and Mystery of China

•Japan: Land of the Rising Sun

•The Life and Times of Ronald Reagan

•World War I: Cause and Effect

•The History and Function of Congress

•The Extraordinary Life of Amelia Earhart

•When Women Ruled: Great Women Leaders in World History

•Einstein

•The Mystery of Sherlock Holmes

•Great American Landmarks

•Helen Keller

•A Century of Flight

•Democracy in America

•Great Native American Warrior Chiefs

•Great Women in American History

•Legends of the Wild Wild West

•Mount Rushmore

•Reconstruction of the United States

•The American Dream (a documentary version of Mr. Miller’s book of the same name)

•The American Revolution

•The Declaration of Independence

•The History of Conservative Politics in America

•The Lewis and Clark Expedition and a number of others.

These programs have been widely used as supplemental in-classroom media curriculum for schools and public libraries throughout the US since his first release in 1991 of “The Rise and Fall of the Soviet Union.”

Robert N. Jones, CFO

Robert N. Jones has 20+ years of experience working as an accountant for small public companies, performing financial statement and tax preparation services. He currently serves as a partner at Peregrine Accounting and Consulting, LLC. He has served in this position since the company’s inception in 2016. During that time, he has served on the boards of several publicly traded companies, serving as their CFO.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

Name & Principal Position	Six Month period end December 31	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Ronald Miller (CEO, Director)	2024 2023 2022	- -	- -	- -	- -	- -	- -	$14,325 $12,528	$14,325 $12,528
Robert N. Jones (CFO)	2024 2023 2022	- -	- -	- -	- -	- -	- -	$5,000 $10,000	$5,000 $10,000

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director is not “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our director any compensation for his services as board member, with the exception of reimbursing and board-related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 26, 2024. None of our Officers or Directors are selling stock in this Offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock.

Percentage of beneficial ownership before the offering is based on 290,179,174 Shares of Common Stock outstanding and 5,000 shares of Preferred Stock outstanding as of December 26, 2024.

Percentage of beneficial ownership after the offering assumes the Maximum Offering Amount is sold.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Ronald Miller (President, Secretary, Treasurer)	Common Series A Preferred	19,995,000 5,000	6.26% 100%	19,995,000 5,000	1.29% 100%
Robert N. Jones (CFO)	Common	1,000,000	<1%	1,000,000	<1%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Debts for Expenses Covered by Ronald Miller

As of December 31, 2023, and June 30, 2023 the Company is indebted to related parties in the amount of $98,398 and $71,566, respectively. These amounts represent periodic expenses paid on behalf of the Company by its officer and principal Shareholder, Ronald Miller. These amounts are unsecured, non-interest bearing, and due on demand.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $250.00 (the “Minimum Subscription”).

A subscription for $250.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoming. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Cheyenne, Wyoming as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

SELLING SECURITYHOLDERS

This Offering Circular relates to the possible resale of up to 699,714,520 shares of Company common stock by the Selling Shareholders. The Shares being registered by Selling Shareholders in this offering are as follows:

761,667 shares of Company common stock (the "July 2021 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on July 29, 2021 (the "July 2021 Warrant").

2,777,777 shares of Company common stock (the "December 2021 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on December 27, 2021 (the "December 2021 Warrant").

2,222,223 shares of Company common stock (the "May 2022 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on May 20, 2022 (the "May 2022 Warrant").

2,555,567 shares of Company common stock (the "July 2022 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated July 29, 2022 (the "July 2022 Note").

888,889 shares of Company common stock (the "July 2022 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on July 29, 2022 (the "July 2022 Warrant").

2,000,000 shares of Company common stock (the "December 2022 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on December 7, 2022 (the "December 2022 Warrant").

77,000,000 shares of Company common stock (the "January 2023 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated January 11, 2023 (the "January 2023 Note").

1,400,000 shares of Company common stock (the "January 2023 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on January 11, 2023 (the "January 2023 Warrant").

110,000,000 shares of Company common stock (the "March 2023 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated March 10, 2023 (the "March 2023 Note").

2,000,000 shares of Company common stock (the "March 2023 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on March 10, 2023 (the "March 2023 Warrant").

142,352,942 shares of Company common stock (the "April 2023 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated April 13, 2023 (the "April 2023 Note").

2,588,235 shares of Company common stock (the "April 2023 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on April 13, 2023 (the "April 2023 Warrant").

137,500,000 shares of Company common stock (the "May 2023 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated May 26, 2023 (the "May 2023 Note").

2,500,000 shares of Company common stock (the "May 2023 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on May 26, 2023 (the "May 2023 Warrant").

209,000,000 shares of Company common stock (the "June 2023 Conversion Shares") are issuable to Quick Capital, LLC through conversion of the convertible promissory note issued by the Company to Quick Capital LLC dated June 23, 2023 (the "June 2023 Note").

3,800,000 shares of Company common stock (the "June 2023 Warrant Shares") are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC on June 23, 2023 (the "June 2023 Warrant").

1,128,887 shares of Company common stock are issuable to Quick Capital, LLC by exercise of the Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC in exchange for cancelling commitment shares that were issuable in conjunction with the foregoing transactions.

The Selling Shareholders may, from time to time, offer and sell pursuant to this Offering Circular any or all of the ordinary shares currently held, or that such selling shareholder may receive by exercise of conversion of a convertible note. Each selling shareholder may sell some, all, or none of its common shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling shareholders regarding the sale of any of their common shares. Quick Capital has contractually agreed to restrict its ability to exercise the Warrants and convert the Note such that the number of shares of the Company common stock held by Quick Capital and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

The following table presents information regarding each selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders and reflects their holdings as of December 26, 2024. Except as noted below, none of the selling shareholders has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering
Quick Capital, LLC	699,714,520 Shares (1)	0 Shares (2)

(1)Includes all shares that are being offered for sale under this Offering Circular that would result from the exercise of warrants held by the Selling Shareholders or conversion of convertible notes held by the Selling Shareholders.

(2)Assumes all of the shares offered by the Selling Shareholders are sold.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 14, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada on December 26, 2024.

Discount Print USA, Inc

Discount Print USA, Inc
By:	/s/ Ronald Miller
Ronald Miller
Chief Executive Officer and Director

Dated: December 26, 2024

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Robert N. Jones
Robert N. Jones
Chief Financial Officer
Dated: December 26, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Ronald Miller
Ronald Miller
President, Secretary and Treasurer
Dated: December 26, 2024

DISCOUNT PRINT USA, INC.

FINANCIAL STATEMENTS

Discount Print USA, Inc.
Balance Sheets

ASSETS

CURRENT ASSETS	June 30,	June 30,
	2024	2023
	(Unaudited)	(Unaudited)
Cash	$4,132	$18,710
Other current assets	7,396	4,542
Total Current Assets	11,529	23,252

Non-current Assets
Property & Equipment	18,853	23,393
Deposits	4,450	2,500
Total Non-Current Assets	23,303	25,893

TOTAL ASSETS	$34,832	$49,145

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$122,199	$110,198
Accounts payable - related parties	120,333	71,566
Short-term notes payable	23,328	14,529
Convertible notes payable	113,653	135,753
Current portion of note payable - vehicle	3,488	3,488
Discount on debt instrument	109,278	109,278
Total Current Liabilities	$492,279	$444,812

LONG-TERM LIABILITIES

Long-term portion of note payable - vehicle	12,196	15,926

Total Long-term Liabilities	$12,196	$15,926

Total Liabilities	$504,475	$460,738

STOCKHOLDERS' DEFICIT		.
Preferred stock - Series A: 5,000,000 shares authorized,
at $0.0010 par value, 5,000 issued and outstanding.	5	5
Preferred stock - Series B: 10,000 shares authorized,
at $0.0010 par value, 0 issued and outstanding.	-	-
Common stock: 3,000,000,000 shares authorized at $0.0010 par value,
319,112,507 and 161,285,043 issued and outstanding, respectively.	319,112	161,285
Additional paid-in capital	578,174	652,963
Accumulated deficit	(1,366,935)	(1,225,846)

Total Stockholders' Deficit	(469,643)	(411,593)

TOTAL LIABILITIES AND STOCKHOLDERS'
DEFICIT	$34,832	$49,145

The accompanying notes are an integral part of these financial statements.

Discount Print USA, Inc.
Statements of Operations

	For the Year Ended June 30, 2024	For the Year Ended June 30, 2023
	(Unaudited)	(Unaudited)

REVENUES	$359,192	$360,536
COST OF GOODS SOLD	$143,137	$154,875
GROSS PROFIT	$216,054	$205,661

OPERATING EXPENSES

Professional fees	179,344	262,037
General and administrative	135,667	223,969
Total Operating Expenses	315,011	486,006

LOSS FROM OPERATIONS	(98,957)	(280,345)

OTHER INCOME
Interest expense	(42,132)	(117,255)
Change in derivative liabilities		(78,678)
Total Other Income	$(42,132)	$(195,933)

INCOME TAX EXPENSE	$-	$-

NET LOSS	$(141,088)	$(476,278)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF
BASIC AND DILUTED COMMON
SHARES OUTSTANDING	149,861,649	43,210,689

The accompanying notes are an integral part of these financial statements.

Discount Print USA, Inc.

Statements of Stockholders' Deficit

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, June 30, 2021	5,000	$5	27,876,282	$27,876	$317,882	$(402,334)	$(56,571)

Common Stock issued for cash	-	-	30,000	30	2,970	-	3,000

Common Stock issued for services	-	-	1,166,666	1,167	115,500	-	116,667

Discount on Warrants	-	-	-	-	78,833	-	78,833

Net Loss as of June 30, 2022	-	-	-	-	-	(347,234)	(347,234)

Balance, June 30, 2022	5,000	$5	29,072,948	$29,073	$515,185	$(749,568)	$(205,304)

Common stock issued for commitment fees	-	-	628,888	629	62,260	-	62,889

Common stock issued for cash	-	-	1,500,000	1,500	11,100	-	12,600

Common stock issued for conversion of convertible notes payable and accrued interest	-	-	113,883,700	113,884	(6,140)	-	107,744

Discount on warrants	-	-	-	-	16,284	-	16,284

Common stock cancelled in exchange for warrants	-	-	(1,128,887)	(1,129)	1,129	-	0

Shares issued for warrants exercised	-	-	17,328,394	17,328	53,145	-	70,473

Net Loss as of June 30, 2023	-	-	-	-	-	(476,278)	(476,278)

Balance, June 30, 2023	5,000	$5	161,285,043	$161,285	$652,963	$(1,225,846)	$(411,593)

Common stock issued for conversion of convertible notes payable and accrued interest	-	-	157,827,464	157,827	(74,789)	-	83,038

Net Loss as of June 30, 2023	-	-	-	-	-	(141,088)	(141,088)

Balance, June 30, 2023	5,000	$5	319,112,507	$319,112	$578,174	$(1,366,934)	$(469,643)

The accompanying notes are an integral part of these financial statements.

Discount Print USA, Inc.

Statements of Cash Flows

	For the Year Ended June 30, 2024	For the Year Ended June 30, 2023
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(141,088)	$(476,278)
Adjustments to reconcile net loss to
net cash used in operating activities:
Common stock issued for commitment fees	-	62,889
Amortization of debt discount	-	60,736
Depreciation and amortization	4,540	7,340
Change in derivative liabilities		78,678
Gain on sale of property and equipment		-
Changes in operating assets and liabilities:
Trade accounts receivable	-	-
Prepaid expenses and other current assets	(2,854)	(3,354)
Accounts payable and accrued expenses	12,001	68,254
Accounts payable - related parties	48,767	24,186
Net Cash Used in Operating Activities	(78,635)	(177,549)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	(1,950)	-
Proceeds from sale of property and equipment	-	-
Purchase of vehicle	-	-
Net Cash Used in Investing Activities	(1,950)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issued for cash	-	12,600
Proceeds from exercise of warrants	-	59,050
Proceeds from convertible notes payable	(17,031)	132,150
Repayments on short-term notes payable	-	(4,071)
Repayments on short-term notes payable - vehicle	-	(4,270)
Common Stock issued for cash	-	-
Net Cash Provided by Financing Activities	(17,031)	195,459

NET INCREASE (DECREASE) IN CASH	(14,577)	17,910

CASH AT BEGINNING OF PERIOD	18,710	800

CASH AT END OF PERIOD	$4,132	$18,710

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$2,573
Income Taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible notes payable and accrued interest into common stock	$83,038	$119,168
Warrants issued with convertible notes payable as debt discount	$-	16,284
Derivative liability associated with debt discount	$-	30600
Common stock cancelled in exchange for warrants	$-	$1,129

The accompanying notes are an integral part of these financial statements.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Discount Print USA (“the Company”), Inc was incorporated in the State of Wyoming on June 17, 2019. The Company has minimal operations currently. The Company’s principal business consists of producing flyers, posters and printing images.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern for a period of one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  As of June 30, 2024 and June 30, 2023, the Company had a balance of $4,132 and 18,710, respectively, in cash in the bank.

Loss per Common Share

The Company computes basic and diluted net loss per share amounts in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding during the reporting period. Diluted loss per share reflects the potential dilution that could occur if convertible notes to issue common stock were converted resulting in the issuance of common stock that could share in the loss of the Company.

For the years ended June 30, 2024 and 2023, warrants and convertible notes payable were dilutive instruments.

	June 30, 2024 (Shares)	June 30, 2023 (Shares)
Warrants	22,067,678	22.067.678
Convertible Notes Payable	12.833.400	12,833,400
Total	24.500.067	24,500,067

Stock-based compensation

The Company recognizes compensation expense for all stock-based compensation awards based on the grant-date fair value estimated in accordance with the provisions of ASC 718.

At the Company’s discretion, the Company may choose to compensate the present director, as well as compensate future directors, with stock-based compensation. For the present, only expenses are reimbursed for the present director’s participation on the board of directors.

Fair Value of Financial Instruments

 ASC 820, Fair Value Measurements, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level of input that is significant to the fair value measurement of the instrument.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

The following table provides a summary of the fair value of the Company’s derivative liabilities as of June 30, 2024 and 2023:

	Fair value measurements on a recurring basis
	Level 1	Level 2	Level 3
As of June 30, 2024:
Liabilities
Derivative liabilities	$-	$-	$109,278

As of June 30, 2023:
Liabilities
Derivative liabilities	$-	$-	$-

Income Taxes

We record a provision for income taxes for the anticipated tax consequences of the reported results of operations using the asset and liability method. Under this method, we recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, as well as for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. We record a valuation allowance to reduce our deferred tax assets to the net amount that we believe is more likely than not to be realized.

We recognize tax benefits from uncertain tax positions only if we believe that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although we believe that we have adequately reserved for our uncertain tax positions, we can provide no assurance that the final tax outcome of these matters will not be materially different. We make adjustments to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and operating results.

New Accounting Pronouncements, Recently Adopted Accounting Pronouncements

The Company considers all new pronouncements and management has determined that there have been no recently adopted or issued accounting standards that had or will have a material impact on its financial statements.

Property and Equipment

Property and equipment are carried at the lower of cost or net realizable value. All property and equipment with a cost of $1,000 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Property and equipment consist of a vehicle, which is depreciated on a straight-line basis over its expected useful life of 5 years.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

	June 30, 2024			June 30, 2023
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Vehicle	$33,180	$(18,593)	$14,587	$33,180	$(9,787)	$23,393

Vehicle	$3,000	$(200)	$2,800	-	-	-
Furniture & Fixtures

Depreciation expense for the years ended June 30, 2024 and 2023 was $17,327 and $9,787, respectively

Revenue Recognition

The Company follows Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Under ASC Topic 606, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. We apply the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) we satisfy each performance obligation. We only apply the five-step model to contracts when it is probable that we will collect the consideration to which we are entitled in exchange for the goods or services we transfer to our customer which primarily consists from the production of flyers, posters and printing images. Once a contract is determined to be within the scope of ASC Topic 606, at contract inception we review the contract to determine which performance obligations we must deliver and which of these performance obligations are distinct. We recognize as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, our performance obligations are transferred to customers at a point in time, typically upon delivery.

Trade Accounts Receivable and Concentration Risk

The Company records accounts receivable at the invoiced amount and does not charge interest. The Company reviews the accounts receivable by amounts due from customers which are past due to identify specific customers with known disputes or collectability issues. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations. The Company will also maintain a sales allowance to reserve for potential credits issued to customers. The Company will determine the amount of the reserve based on historical credits issued.

There was no provision for doubtful accounts recorded at June 30, 2024 and 2023. The Company recorded $0 in bad debt expense for the years ended June 30, 2024 and 2023.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

NOTE 4- STOCKHOLDERS’ EQUITY

Preferred Stock

As of the years ended June 30, 2024 and 2023, the Company has 5,000,000 preferred shares authorized at par value of $0.001. There were 5,000 shares of Series A Preferred stock issued and outstanding as of June 30, 2022 and 2023. The key rights and preferences associated with the Preferred Stock are summarized below:

Number in Class. The Preferred Stock shall consist of 5,000, shares, $0.001 par value per share.

Dividend Rights. In each calendar year, the holders of the then outstanding Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Company legally available therefore, noncumulative dividends in an amount equal to any dividends or other Distribution on the Common Stock in such calendar year (other than a Common Stock Dividend).

Participation Rights. Dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of votes per share entitled to be voted by such holders at the time of such dividend.

Non-Cash Dividends. Whenever a dividend or Distribution shall be payable in property other than cash (other than a Common Stock Dividend), the value of such dividend or Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s shareholders, first to the holders of each share of Preferred Stock then outstanding and prior and in preference to any payment or distribution (or any setting a part of any payment or distribution) of any available funds and assets on any shares of Common Stock or subsequent series of preferred stock.

Redemption. The Company shall not have any redemption rights relating to the Preferred Stock.

Voting Provisions.  Each share of Preferred Stock shall be entitled to sixteen (16) votes on any matter properly brought before the Company’s shareholders for a vote.

As of the years ended June 30, 2022 and 2023, the Company had 10,000 shares of Series B Convertible Preferred stock, par value of $0.001, respectively. There were 0 shares of Series B Convertible Preferred stock issued and outstanding as of the years ended June 30, 2022 and 2023. The key rights and preferences associated with the Preferred Stock are summarized below:

Number in Class. The Series B Convertible Preferred stock consists of 10,000, shares, $0.001 par value per share.

Dividend Rights. Dividends shall not be payable on the Series B Convertible Preferred stock.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company; whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s shareholders, first to the holders of each share of Preferred Stock then outstanding and prior and in preference to any payment or distribution (or any setting a part of any payment or distribution) of any available funds and assets on any shares of Common Stock or subsequent series of preferred stock.

Redemption. The Company shall not have any redemption rights relating to the Series B Convertible Preferred Stock.

Voting Provisions.  The holders of Series B Convertible Preferred stock are not entitled to shareholder votes.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

Conversion. Each share of Series B Convertible Preferred stock can be converted into 20,000 shares of Company Common stock at the election of the Series B shareholder, subject to a 4.99% beneficial ownership limitation on post-conversion shares of Company Common stock held by the converting shareholder.

Common Stock

As of the years ended June 30, 2024 and 2023, the Company has 3,000,000,000 common shares authorized at par value of $0.001. As of June 30, 2024 and 2023, there were 319,112,507 and 161,285,043 shares of common stock issued and outstanding, respectively.

2023 Equity Issuances

The Company cancelled 1,128,887 common shares, in exchange for the issuance of the same number of new warrants, issued to Quick Capital, LLC

The Company issued 125,307,094 common shares for conversion of convertible notes payable and accrued interest totaling $119,167.

The Company sold 1,500,000 common shares for $12,600 in cash.

The Company issued 628,888 common shares, for commitment fees on convertible notes payable with a value of $62,889.

The Company issued 5,905,000 common shares related to the exercise of warrants and received $59,050 in proceeds.

Warrants

The below table summarizes the activity of warrants exercisable for shares of common stock during the years ended June 30, 2022 and 2023:

	Number of Shares	Weighted- Average Exercise Price
Balances as of June 30, 2021	-
Granted	11,666,667	$0.01
Redeemed	-	-
Exercised	-	-
Forfeited	-	-
Balances as of June 30, 2022	11,666,667
Granted	16,306,011	$0.01
Redeemed	-	-
Exercised	(5,905,000)	$0.01
Forfeited	-	-
Balances as of June 30, 2023	22,067,678	$0.01

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

The fair value of each warrant on the date of grant is estimated using the Black-Scholes valuation model. The following weighted-average assumptions were used for the warrants granted during the years ended June 30, 2023 and 2022:

	Year Ended	Year Ended
	June 30,	June 30,
	2023	2022
Exercise price	$0.01	$0.01
Expected term	2.5 years	2.5 years
Expected average volatility	100-145%	100%
Expected dividend yield	-	-
Risk-free interest rate	3.48%	2.98%

The following table summarizes information relating to outstanding and exercisable warrants as of June 30, 2023:

Warrants Outstanding			Warrants Exercisable
Weighted Average
Number	Remaining Contractual	Weighted Average	Number	Weighted Average
of Shares	life (in years)	Exercise Price	of Shares	Exercise Price
22,067,678	4.43	$0.01	22,067,678	$0.01

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the warrants at June 30, 2023 and June 30, 2022. As of June 30, 2023 and 2022, the aggregate intrinsic value of warrants outstanding was approximately $0, and $1,166,667, respectively.

As discussed below in Note 6, the Company issued 15,177,124 and 11,666,667 warrants with convertible debt during the years ended June 30, 2023 and 2022, respectively, and the Company cancelled 1,128,887 common shares, in exchange for the issuance of the same number of new warrants. The value of the warrants was allocated based on the relative fair values of the convertible notes and the warrants of $85,266 and $16,284, respectively for the year ended June 30, 2023.   The value of the warrants was allocated based on the relative fair values of the convertible notes and the warrants of $21,664 and $78,833, respectively for the year ended June 30, 2022.   The warrant values of $16,284 and $78,833 for the years ended June 30, 2023 and 2022, respectively, was recorded as a debt discount and which is being amortized over the life of the convertible notes. In addition, the convertible notes had an original issue discount (OID) in the amount of $19,621 and $16,167 for the years ended June 30, 2023 and 2022, respectively, which was recorded as a debt discount and which is being amortized over the life of the convertible notes. The Company also recorded $30,600 of debt discount related to the conversion feature that qualified for derivative accounting and bifurcation under ASC 815 Derivatives and Hedging during the year ended June 30, 2023. The debt discount totaled $66,505 and $95,000 for the years ended June 30, 2023 and 2022, respectively.

2024 Equity Issuances

The Company issued 158,827,464 common shares for conversion of convertible notes payable and accrued interest totaling $83,038.

NOTE 5- RELATED PARTY TRANSACTIONS

During the years ended June 30, 2024 and 2023, the Company owed our officer and director, Ronald Miller, for consulting services rendered, totaling $31,301, and 24,416, respectively.

NOTE 6- NOTES PAYABLE

Short- Term Notes Payable

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

On October 4, 2019, Be In Beauty Supplies loaned the Company $3,160. The note accrues interest at a rate of 20% per annum and is due upon demand. The note was payable in full on December 31, 2019, and currently is in default. As such, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the holder. On November 14, 2019, Be In Beauty loaned the Company an additional $1,500. The note accrues interest at a rate of 10% and is due upon demand. The note was payable in full on demand. The remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the holder.

During the years ended June 30, 2022 and 2023, the Company repaid $1,000 and $0, respectively, on the Be In Beauty notes payable.  The remaining balance outstanding on this note payable is $1,160 as of June 30, 2022 and June 30, 2023.

On May 28, 2021 and again on June 3, 2021, Frank Koerber loaned the Company $5,000, leaving a balance of $10,000 owed and outstanding as of June 30, 2021.  During the year ended June 30, 2022, Mr. Koerber loaned the Company $10,000 and $12,000 was repaid. As of June 30, 2022 and June 30, 2023, the outstanding balance on this note was $8,000 and $8,000, respectively.

On February 8, 2022 the Company entered into a future receivables agreement with Elevate Funding. The agreement consisted of a purchase price of $9,800, for $14,308 in future receivables. As part of the agreement the Company agreed to remit 14% of the Company’s daily future receivables. The Company is required to make $500 weekly payments per the agreement.

On March 7, 2022 the Company signed an addendum to the original February 8, 2022 future receivables agreement with Elevate Funding. The agreement consisted of a purchase price of $2,940, for $4,292 in future receivables. As part of the agreement the Company agreed to remit 14% of the Company’s daily future receivables. The Company is required to make $500 weekly payments per the agreement and addendum.

On June 27, 2022 the Company entered into a future receivables agreement with Elevate Funding. The agreement consisted of a purchase price of $15,300, for $22,185 in future receivables. As part of the agreement the Company agreed to remit 10% of the Company’s daily future receivables. The agreement paid off the first two agreements with Elevate Funding, netting the Company a total of $5,840. The Company is required to pay $500 weekly payments per the agreement. As of June 30, 2023, the outstanding amount due to Elevate Funding is $5,369.

On March 8, 2024, the Company entered into a short-term loan agreement with Acima Furniture for $3,000, to fund the purchase of office furniture. As of June 30, 2024, the outstanding amount due to Arin Funding is $1,861.65

On May 23, 2024, the Company entered into a short-term loan agreement with Arin Funding for $9,500. As of June 30, 2024, the outstanding amount due to Arin Funding is $7,156.34

Convertible Notes Payable and Derivative Liabilities

During the year ended June 30, 2022, the Company and Quick Capital, LLC (“QC”) entered into various securities purchase agreements (“SPA’s”) whereby QC acquired a total of (i) $116,667 in convertible promissory notes having an OID of 10% and maturing one year after their respective maturity dates; and (ii) common stock purchase warrants (the “Warrants”).  As part of the financing arrangements, the Company issued a total of 1,166,666 shares of common stock as payment for services related to servicing the loans.

The above transactions between the Company and Quick Capital during the year ended June 30, 2022, resulted in the Company receiving total cash proceeds of $100,500 and issuing 11,666,667 warrants with convertible debt (Note 4). The value of the warrants was allocated based on the relative fair values of the convertible notes and the warrants $21,664 and $78,833, respectively. The Warrant value of $78,833 was recorded as a debt discount which is being amortized over the life of the convertible notes. In addition, the convertible notes had an original issue discount (OID) and legal fees in the amount of $16,167 which was recorded as a debt discount and which is being amortized over the life of the convertible notes. The total debt discount recorded on the convertible notes payable was $95,000.  During

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

the year ended June 30, 2022, the Company recorded $62,530 in amortization expense leaving an unamortized debt discount balance of $32,470.

During the year ended June 30, 2023, the Company and Quick Capital, LLC (“QC”) entered into various securities purchase agreements (“SPA’s”) whereby QC acquired a total of (i) $62,889 in convertible promissory notes having an OID of 10% and maturing one year after their respective maturity dates; and (ii) common stock purchase warrants (the “Warrants”).  As part of the financing arrangements, the Company issued a total of 628,889 shares of common stock as payment for services related to servicing the loans (Note 4).   One of the convertible promissory notes with principal of $20,000 is convertible at $0.001 per share and the remaining notes totaling $42,889 of principal are convertible at the lower of $0.01 or a 50% discount from the market price which is defined as the average of the two lowest trading prices twenty-five days prior to the conversion notice. The Company analyzed the variable conversion features in the convertible notes per ASC 815-10-15-83 and concluded that the conversion feature within these convertible notes meets the definition of a derivative. The Company estimated the fair value of the derivative at each report date using the Black-Scholes valuation model to value the derivative liability related to the variable conversion rate.

As a result of the application of ASC 815, the fair value of the derivative liability associated with the conversion feature is summarized as follows:

Balance at June 30, 2023	$-
Derivative liability associated with conversion feature	119,588
Change in fair value	(10,310)
Balance at June 30, 2024	$109,278

The Company recorded an initial day-one loss of $88,988 associated with the convertible notes and the change in the derivative liability during the year was ($10,310) resulting in loss on derivative liability of $78,678 for the year ended June 30, 2023, which was recorded in other income (expense) on the statement of operations.

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions as of June 30, 2024 and the commitment date:

Convertible note:	Commitment Date	June 30, 2023
Expected dividends	0	0
Expected volatility	111% to 130%	145.4%
Expected term	1 years	0.5 years
Risk free interest rate	3.48%	3.48%

 On April 13, 2023, the Company borrowed $25,882 to finance its operations from Quick Capital, LLC. The note is convertible at $0.001 per share, and due after one year from the date of issuance, with an OID of 15%. No commitment shares were issued at the time the note was issued.

On May 26, 2023, the Company borrowed $21,250 to finance its operations from Quick Capital, LLC. The note is convertible at $0.001 per share, and due after one year from the date of issuance, with an OID of 15%. No commitment shares were issued at the time the note was issued.

On June 23, 2023, the Company borrowed $32,300 to finance its operations from Quick Capital, LLC. The note is convertible at $0.001 per share, and due nine months from the date of issuance, convertible on March 23, 2024, with an OID of 15%. No commitment shares were issued at the time the note was issued.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

During the year ended June 30, 2023, the Company received total cash proceeds of $132,150 and issued 15,177,124 warrants with convertible debt (Note 4). The Warrant value of $16,284 was recorded as a debt discount which is being amortized over the life of the convertible notes. The convertible notes had an original issue discount (OID) and legal fees in the amount of $19,621 which was recorded as a debt discount and which is being amortized over the life of the convertible notes. The convertible notes have a variable conversion price which qualifies for derivative accounting per ASC 815.  The derivate liability associated with the conversion feature was $30,600 and was recorded as a debt discount and is being amortized over the life of the convertible notes. The total debt discount recorded on the convertible notes payable was $66,505.  During the year ended June 30, 2023, the Company recorded $60,736 in amortization expense leaving an unamortized debt discount balance of $38,241.  As of June 30, 2023 and June 30, 2022, the principal balance net of debt discount was $135,753 and $84,197, respectively.

Short- Term Notes Payable – Vehicle

On February 18, 2021, the Company purchased a vehicle for use by the Company’s officers, by issuing a note payable for $11,000. The Company paid down $7,000 on the note payable and $4,000 was due as of June 30, 2021. During the year ended June 30, 2022, the Company sold the vehicle and paid $4,000 on the note payable leaving a balance of $0.

On February 18, 2022, the Company purchased a company vehicle, for a total of $33,180. As part of the purchase, the Company financed a portion of the purchase, totaling $23,951, at an APR of 5.99%. The outstanding principal balance as of June 30, 2024 is $15,684.

Principal payments on the loan mature yearly as follows:

Principal Maturities
For the Years Ending June 30
2024	3,488
2025	3,703
2026	3,931
2027	4,174
Thereafter	4,118

NOTE 7 – INCOME TAXES

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  The Company had no accruals for interest and penalties since inception.

Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax losses.

The Company’s federal income tax returns since inception remain subject to examination by the Internal Revenue Service as of June 30, 2024.

Discount Print USA, Inc.

Notes to the Unaudited Financial Statements

June 30, 2024 and 2023

The income tax provision differs from the amount of income tax determined by applying the Federal income tax at the expected rate of 21% due to the following:

	Year Ended June 30,	Year Ended June 30,
	2024	2023
Net loss	$(141,088)	$(100,018)
Change in derivative liabilities	-	16,522
Amortization of debt discount	-	12,754
Stock-based compensation and commitment fees	-	13,208
Valuation allowance	141,088	57,534
Net provision for Federal income taxes	$-	$-

Net deferred tax assets are comprised as follows:

	2024	2023
Deferred tax asset attributable to:
Net operating loss carryover	$141,088	$153,111
Less: valuation allowance	(141,088)	(153,111)
Net deferred tax asset	$-	$-

As of June 30, 2024 and 2023, the Company has taxable net loss carryovers of approximately $870,190 and $729,102, respectively, that may be offset against future taxable income.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

 Operating Leases

The Company uses the short-term lease exemption from ASC 842, “Leases,” as it rents a second office at 4460 W Hacienda Ave #103, Las Vegas, Nevada. The property terms commenced on February 1, 2022, and ended on January 31, 2023 (one year). The Company exercised its option to continue on a month-to-month rental agreement through the fiscal year ended June 30, 2023. The rental agreement was then allowed to expire in October of 2023, and the company has since moved offices. Monthly rent was $2,500.

The Company uses the short-term lease exemption from ASC 842, “Leases,” as it rents an office at 5125 Oquendo Road, Suite #9, Las Vegas, Nevada. The property terms commenced on October 25, 2023, and will end on October 25, 2024 (one year). Monthly rent is $1,550.

The Company uses the short-term lease exemption from ASC 842, “Leases,” as it rents an office at 59 East Agate, unit 204, Las Vegas, Nevada. The property terms commenced on June 1, 2023, and will end on May 31, 2024 (one year). Monthly rent is $1,450.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. There have been no events other than noted above that would require disclosure or adjustments to the financial statements.

PART III: EXHIBITS

INDEX TO EXHIBITS

		Filed	Incorporated by Reference
Exhibit No.	Description	Herewith	Filing Type	Date
1A-2A	Articles of Incorporation		Form 1-A	10/31/2019
1A-2B	Bylaws		Form 1-A	10/31/2019
1A-3.1	Amended Certificate of Designation – Series B Preferred Stock		Form 1-A	12/27/2022
1A-4	Subscription Agreement		Form 1-A	10/24/2024
1A-6.1	Form of Note Purchase Agreements with Quick Capital, LLC		Form 1-A	12/27/2022
1A-6.2	Form of Convertible Notes Issued to Quick Capital, LLC		Form 1-A	12/27/2022
1A-6.3	Form of Warrants Issued to Quick Capital, LLC		Form 1-A	12/27/2022
1A-12	Legal Opinion of JDT Legal		Form 1-A	10/24/2024